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                                                                    EXHIBIT 23.2


                     [CARTER, LEDYARD & MILBURN LETTERHEAD]


April 24, 1998

Continental Can Company, Inc.
One Aerial Way
Syosset, NY 11791

Gentlemen:

     On April 20, 1998 we issued our opinion as to certain federal income tax consequences of the Agreement and Plan of Merger dated January 14, 1998, between Continental Can Company, Inc. ("Company") and Suiza Foods Corporation ("Parent"), pursuant to which Parent's wholly-owned, newly-formed subsidiary, CC Acquisition Corporation, a Delaware corporation, will be merged with and into Company.

     We hereby consent to the filing of that opinion as an exhibit to the Registration Statement on Form S-4, including the Proxy Statement/Prospectus constituting a part thereof (the "Prospectus"), to be filed with the Securities and Exchange Commission and to the references to our firm under the caption "CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER" in the Prospectus.


                                         Sincerely,

                                         /s/ CARTER, LEDYARD & MILBURN